UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

 the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant  ☐

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☐           Preliminary Proxy Statement
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☐           Definitive Proxy Statement
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☐           Soliciting Material Pursuant to §240.14a-12

Vanguard Natural Resources, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT MERGER VOTE

PLEASE ACT TODAY

November 18, 2011

Dear Vanguard Natural Resources Unitholder:

We have previously mailed to you proxy materials in connection with the Special Meeting of Unitholders of Vanguard Natural Resources, LLC (“Vanguard”) to be held on November 30, 2011.  Your vote is extremely important, regardless of the number of common units of Vanguard that you own.

At the Special Meeting, we are asking you to consider and vote upon a proposal to approve the issuance of Vanguard common units in connection with Vanguard’s proposed acquisition of Encore Energy Partners LP (“Vanguard”).  As described in the proxy materials we sent you, the acquisition is structured as a merger of Encore Energy Partners LP into a subsidiary of Vanguard.

According to our latest records, we have not yet received your vote on this very important proposal.  The members of the Vanguard Board of Directors, and the conflicts committee of the Board of Directors, have unanimously approved the merger and recommend that you vote “FOR” the proposal.

The affirmative vote of a majority of the outstanding Vanguard units present in person or represented by proxy at the Special Meeting is required for approval of the proposal, and no action can be taken at the Special Meeting unless a quorum is present. Your broker does not have discretionary authority to vote without an instruction from you.  Accordingly, if you do not vote or do not instruct your broker how to vote, Vanguard may not obtain the quorum necessary to approve the proposal.

Please vote on this important proposal as promptly as possible by telephone or through the Internet, as further described below.  If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Vanguard, toll-free at (800) 628-8532.  Thank you for your cooperation and continued support.

Sincerely,

[   /s/ Richard A. Robert

Executive Vice President, Chief Financial Officer and Secretary

You may use one of the following simple methods to promptly provide your voting instructions:
1. Vote by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number ready (found in the box indicated by an arrow on the voting instruction form) and follow the online instructions.

2. Vote by Telephone:  Call toll-free (800) 454-8683.  Have your 12-digit control number ready (found in the box indicated by an arrow on the voting instruction form) and follow the simple instructions.